Exhibit 1 to Schedule 13G


The undersigned hereby agree that Schedule 13G to which this Exhibit is attached shall constitute a statement filed on behalf of each of them, pursuant to Rule 13d-1(k)(1).

Dated December 13, 2002.

Signed:

/s/ Bradley R. Peyton
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Bradley R. Peyton

/s/ Claudia C. Peyton
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Claudia C. Peyton

/s/ Claudia C. Peyton, fbo Madaline J. Peyton
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Madeline J. Peyton, by Claudia C. Peyton, custodian


/s/ Claudia C. Peyton, fbo Eric B. Peyton
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Eric B. Peyton, by Claudia C. Peyton, custodian


/s/ Claudia C. Peyton, fbo David J. Peyton
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David J. Peyton, by Claudia C. Peyton, custodian


/s/ Claudia C. Peyton, fbo Leslie M. Peyton
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Leslie M. Peyton, by Claudia C. Peyton, custodian


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